Exhibit 16

DELOITTE & TOUCHE LLP
               [Logo]

                   Suite 1800                        Telephone: (801) 328-4706
                   50 South Main Street              Facsimile: (801) 355-7515
                   Salt Lake City, Utah 84144-0458


March 2, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, NW
Washington, D.C.  20549

Dir Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of fonix corporation, dated March 2, 1998, and have the following responses:

     We agree with the comments in the second sentence of paragraph 1 and with the comments in paragraphs 2, 4, 5, and 6.

     We have no basis on which to agree or disagree with the comments in the first sentence of paragraph 1 and with the comments in paragraph 3.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

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Deloitte Touche
Tohmatsu
International
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